Exhibit 99.3

Ensco Announces Change in Corporate Structure Employee Frequently Asked Questions (FAQ)
Introduction
We prepared the following to address your questions regarding the proposed change in Ensco’s corporate structure. This FAQ may not address all of your questions, especially for employees who are also Ensco stockholders, so please refer to the more detailed information contained in the proxy statement/prospectus and related documents described below.
What was announced?
Ensco’s Board of Directors approved a plan to change Ensco’s corporate structure and move our legal domicile from Delaware to the U.K., where we currently have substantial operations. Details of the announcement are provided in a press release and proxy statement/prospectus issued on November 9 that is available on our website, www.enscointernational.com. In addition, Dan Rabun sent a memorandum to all employees that is posted on PayZone.
What are the benefits of the proposed change?
We believe that the proposed plan will provide many benefits, including:
•	enhance management efficiencies resulting from the U.K. time zone overlap with geographies where Ensco operates;

•	improve access to key customers;

•	enhance access to European institutional investors;

•	improve customer and investor perceptions that Ensco is a truly global offshore drilling contractor with expanding deepwater operations; and

•	allow Ensco to benefit from the U.K.’s mature tax regime and favorable tax treaty network, and potentially achieve a global effective tax rate comparable to that of some of our global competitors.
Who will be affected by the change?
As part of the move, most of our senior executive officers will relocate to London, along with a small number of employees from the Dallas office.
Importantly though, Ensco will continue to conduct the same general business operations when the proposed plan is completed, so we anticipate a smooth transition.
Daily activities for the vast majority of our employees, other than the people moving to London, will be unchanged. Over time, the transition should create more opportunities for our employees as we continue to build Ensco’s worldwide business operations.

Why make the change now?
We believe that this is a logical next step in Ensco’s evolution. We have become a truly global organization and relocating our principal executive offices to the U.K. will enhance executive oversight of our worldwide operations and position senior management closer to more of our key customers.
Are we going to keep our Dallas office? Will more employees be moving to London over time?
We intend to keep our Dallas office. Currently, there are no plans to move a large number of employees to London. Rather, we will evaluate on a case-by-case basis, whether to transition other positions to London — just as we do with other international assignments.
Will any senior executives stay in Dallas?
Chief Operating Officer Bill Chadwick will continue to be based in the Dallas office.
Will my employee benefits change?
No significant changes are contemplated to the employee benefit plans. Employees paid in U.S. dollars will continue to receive their compensation in U.S. dollars.
When will the changes occur?
Ensco is seeking shareholder approval to change the corporate structure and we tentatively plan to hold a Special Meeting of Stockholders to vote on the proposal on December 22, 2009. If you are a stockholder, you will receive a proxy statement/prospectus that contains detailed information on how to vote your shares.
Assuming a majority of shareholders vote for the proposal, we anticipate that the change of incorporation to the U.K. will become effective shortly after the meeting. In anticipation of a favorable stockholder vote, we have already taken preliminary steps to ensure a smooth transition into our new corporate headquarters.
Will the Company have a new name?
Yes — the new U.K. parent will be named “Ensco International plc”.
Have competitors made similar moves?
Yes. Some of our competitors already have relocated their corporate headquarters to other European countries.

How will the transition impact customers?
London is more centrally located to a greater number of key customers who will have more access to our executive management team. There will be no change in the high level of customer service that our employees deliver on a daily basis.
Will our financial and legal reporting change?
We will continue to prepare financial statements in accordance with U.S. Generally Accepted Accounting Principles in U.S. dollars and file reports with the U.S. Securities and Exchange Commission. Compliance with the corporate governance requirements of the NYSE and the U.S. Sarbanes-Oxley Act will also continue to be required.
Additionally, Ensco will comply with applicable reporting requirements of English law.
How will my ownership in Ensco change?
If you are a stockholder, the change will result in your owning American Depository Shares (ADSs) (see below) in Ensco International plc, a U.K. company, instead of shares in Ensco International Incorporated, a Delaware corporation. Each share of Ensco stock will be converted into one ADS.
What is an ADS?
An American Depositary Share (“ADS”) is a vehicle for foreign corporations to list their ordinary equity on an American stock exchange, such as the New York Stock Exchange. ADSs are U.S. dollar denominated and confer full rights of ownership (including dividends and voting rights).
How will I get my ADSs?
If your shares are held electronically, i.e. in “street name”, through a bank, broker or other financial institution, you will not be required to take any action. Your ownership will be converted to ADSs in book entry form by your broker automatically.
Similarly, shares held in the Company retirement savings plans will automatically be converted.
If you hold physical stock certificates, you will be sent a letter containing instructions on how to surrender your Ensco stock certificates for ADSs.
What other companies trade in ADS form on the NYSE?
BP is a good example of a company that trades in ADS form on the NYSE.

What happens to my current Ensco stock options and restricted stock?
All outstanding stock options and restricted stock awards providing rights related to shares of Ensco International Incorporated will be converted, on a one-for-one basis, into rights related to ADSs of Ensco International plc, and will be subject to the same general terms and conditions as applicable before the conversion.
Is this a taxable event for me if I hold Ensco shares?
The proxy statement/prospectus will discuss the material tax consequences applicable to U.S. and U.K. stockholders of Ensco Delaware. Please refer to the proxy statement/prospectus for more information. If you are not a U.S. or U.K. stockholder, or if you hold your shares in a tax-exempt account, please consult your tax advisor.
Can I trade my Ensco shares before the proposed changes are completed?
Yes. Ensco common stock is expected to continue trading on the NYSE through the last trading day (currently anticipated to be December 22, 2009) prior to the date that the parent company becomes Ensco International plc, a U.K. company (currently anticipated to be December 23, 2009).
All trading by employees remains subject to the Company’s Securities Trading Policy.
After the Special Meeting of Stockholders, where can I trade my ADSs?
As a condition of the proposed changes, the ADSs are expected to be listed on the NYSE immediately following the transition under the same symbol, “ESV.” We do not plan to list on any other securities exchange.
What should I do if I receive questions from customers?
Senior managers will be communicating with customers regarding our announcement. Should you receive questions from other outside parties, such as the press, please refer them to the Investor Relations Department at 214-397-3015.
How will this affect business cards, Company signage, business forms, etc.?
The Ensco logo and branding will not change. You will receive information regarding materials with the Company name at a later date. Please do not order any new materials with the new Company name until advised.
Whom should I contact with questions?
Should you have additional questions, please contact your supervisor.

Additional Information About the Restructuring Plan and Where to Find It
     Ensco International Limited (which will become a public limited company and be renamed Ensco International plc), a subsidiary of Ensco International Incorporated (Ensco), has filed with the SEC a registration statement on Form S-4 that includes a proxy statement/prospectus, and other relevant materials in connection with the proposed corporate restructuring. The proxy statement/prospectus will be mailed to the stockholders of Ensco once the registration statement has been declared effective by the SEC. Investors and security holders of Ensco are urged to read the proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Ensco, Ensco UK and the restructuring plan. The registration statement, proxy statement/prospectus and other relevant materials and any other documents filed by Ensco or Ensco UK with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or on Ensco’s website at www.enscointernational.com. Investors can also receive free copies of these documents by contacting Ensco International Incorporated, 500 North Akard Street, Suite 4300, Dallas, Texas 75201-3331, Attn: Investor Relations Department.
     Ensco and Ensco UK, their respective directors, executive officers and certain other members of management and employees and Ensco’s proxy solicitor, D.F. King & Co., Inc., may be deemed to be participants in the solicitation of proxies in respect of the proposed restructuring plan. Information about the executive officers and directors of Ensco and their ownership of shares of Ensco common stock is included in the registration statement filed with the SEC and the documents and information incorporated by reference therein.